LOAN AGREEMENT

THIS AGREEMENT dated as of the 3rd day of June, 2003

AMONG:

                MEMORIAL GIFT TRUST, a trust established pursuant to the laws of California and having as its trustee Sid Marshall of 9229 Sunset Blvd., Suite 505, Los Angeles, California, 90069

                ("Memorial")

AND:

                JAMES ACHESON an individual residing at 134 North Van Ness Avenue, Los Angeles, California, 90004,

                (collectively, Memorial and James Acheson, the "Lender")

AND:

                DYNAMOTIVE ENERGY SYSTEMS CORPORATION, a limited liability company under the laws of the province of British Columbia having as its records office, 1500-1055 West Georgia Street, Vancouver, B.C., V6E 4N7

                (the  "Borrower")

WHEREAS the Borrower wishes to borrow from the Lender, and the Lender has agreed to establish in favour of the Borrower a loan with a principal amount equal to $250,000 upon the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

Definitions

1.1 The terms defined in this ss. 1.1 shall for all purposes of this Agreement (including the recitals hereto) have the meanings herein specified unless the subject matter or context otherwise requires:

(a) "Advance" means the advance obtained under the Credit as provided at ss.2.1; 552173.6

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                                      2

(b) "Borrower's Account" means one or more accounts established by the Borrower at the Borrower's Bank into which the Advance is to be deposited by the Lender and from which payments to the Lender are to be made by the Borrower;

(c)"Borrower's Bank" means the Canadian Imperial Bank of Commerce, Branch #00900 at Three West Centre, 6011 No. 3 Road, Richmond, B.C. V6Y 2B2;

(d) "Business Day" means any day excluding Saturday, Sunday or any day which shall be in the United States or Canada a legal holiday or a day on which banking institutions are required or authorized by law to close;

(e) "Change of Control" means (i) any transaction or series of transactions that, individually or cumulatively, together with one or more prior transactions, result in a transfer of over 50% of Borrower's assets, or (ii) a merger, consolidation, sale of stock or other transaction, series of transactions or cumulative transfers as a result of which, together with one or more prior transactions, there is a cumulative change in ownership of over 50% of the equity owners of Borrower, excluding any transfer to current owners of Borrower or the surviving entity or successor-in-interest to Borrower immediately upon completion of any such future transaction, as measured from the date of this Agreement, or (iii) a change in the Chief Executive Officer of Borrower other than a change resulting from the death or disability of the Chief Executive Officer of the Borrower;

(f)      "Credit" has the meaning specified in ss.2.1 hereof,

(g) "Credit Amount" means the principal amount of the loan from the Lender to the Borrower which will be equal to $250,000;

(h) "Default Interest Rate" means 60% per annum, calculated annually in accordance with generally accepted actuarial practices and principles, or the maximum permitted by law;

(i)      "Event of Default" means any of the events specified in ss.6.1;

(j)      "First Advance" has the meaning given that term at 2.1;

(k) "Interest Rate" means the amount of interest that will accrue and be payable on the amount owed by Borrower, equal to 2% per month;

(l) "Lender Representative" means Memorial or, if not Memorial, such other person as all of the Lenders appoint in writing;

(m) "Lender's Bank" means the ETrade Bank, at P.O. Box 1542 Merryfield, V.A., 22116-1542;

(n) "Loan Documents" means this Agreement and the other agreements referred to in Section 1.3 hereof; and

(o) "Maturity Date" means the first anniversary of the First Advance, or such other date as the parties may agree in writing.

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                                       3

Interpretation

1.2      For purposes of this Agreement, except as otherwise expressly provided:

(a) "this Agreement" means this agreement, including the Schedules hereto, if any, and any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as any of them may from time to time be supplemented or amended and in effect;

(b) all references in this Agreement to a designated "Article", "Section", "subsection" or other subdivision or to a Schedule is to the designated Article, section, subsection or other subdivision of, or Schedule to, this Agreement;

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision or Schedule;

(d) the division of this Agreement into Articles, Sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(e) the word "including", when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather is to be construed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(f) all references to currency are deemed to mean lawful money of the United States of America unless otherwise stated;

(g) any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding such statute or such regulation;

(h) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity; and

(i) words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural and vice versa.

Schedules

1.3     The following schedules are attached to and form part of this Agreement:

         Schedule A- Secured Promissory Note
         Schedule B - General Security Agreement
         Schedule C - PPSA Search

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        Schedule D - Form of Warrant Certificate
        Schedule E - Registration Rights Agreement

                                   ARTICLE 2

                         AMOUNT AND TERMS OF THE CREDIT

Establishment of Credit

2.1 Subject to the terms and conditions of this Agreement, the Lender hereby establishes a credit (the "Credit") in favour of the Borrower pursuant to which the Borrower shall be entitled to obtain from the Lender an Advance equal to $250,000 (the "First Advance") of the Credit Amount on or before the first Business Day after the date of this Agreement, provided that the Lender shall be entitled to withhold up to $10,000 for fourteen (14) days following the date of this Agreement for the payment of Lender counsel's reasonable legal fees and costs, and the Lender shall remit any remaining balance to Borrower at the end of such fourteen days along with a copy of such account paid.

Purpose of Credit

2.2 The purpose of the Credit will be to provide working capital to Borrower.

 Manner of Making the Advance

2.3 The Lender shall deposit the Advance in the Borrower's Account, or as may be directed by the Borrower and agreed by the Lender.

Interest on Credit

2.4 Subject to ss.6.2(b), the aggregate amounts outstanding under the Credit from time to time shall bear interest at the Interest Rate on the daily unpaid amount of the Advance.

Interest Payment Dates

2.5 Interest will be payable monthly on the last day of each month commencing June 30, 2003, and where interest is payable for less than a full month, the interest will be calculated pro rata based on the number of days in such month that there was an outstanding amount under the Credit.

Secured Promissory Note

2.6 The indebtedness of the Borrower to the Lender under the Credit will be evidenced by a secured promissory note in the form attached hereto as Schedule A.

Security

2.7 The indebtedness of the Borrower to the Lender under the Credit will be secured by a general security agreement in the form attached as Schedule B, which, subject to 5.1 (a) and

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                                       5

Schedule C, will form a first charge over all of the assets of Borrower described in the general security agreement.

Warrant  Consideration

2.8 As part of the consideration for the entering into of the Credit, the Lender is to receive an aggregate of 2,500,000 warrants, in the form attached as Schedule D; 2,000,000 of such warrants to be issued to Memorial and 500,000 to be issued to James Acheson, which warrants will be issued on the date which is the later of

        (a) the date of the First  Advance,  or

        (b) the date of filing of the Borrower's delinquent December 31, 2002 year end financial statements and the lifting of any securities commission order regarding the Borrower's securities which may be issued as a consequence of the delinquent filing.


                                   ARTICLE 3


                              REPAYMENT OF CREDIT


Voluntary Repayment

3.1 The Borrower shall have the option to repay in whole or in part outstanding amounts owed under the Credit from time to time on any Business Day without premium or penalty.

Mandatory Repayment on Maturity Date

3.2 Subject to ss.3.3, the Borrower will repay to the Lender on or before the Maturity Date all outstanding amounts owed under the Credit.

Alternative Mandatory Repayment

3.3 The Borrower will repay to the Lender all outstanding amounts owed under the Credit on the first Business Day that is not more than 10 days following the earlier of the date that the Borrower

        (a) holds cash or cash equivalent assets equal to an amount greater than $1,300,000, or

        (b) successfully completes a financing, whether by way of equity or debt, or a series of such financings within a 120 day period, in which it raises a minimum of $1,000,000 net of all offering expenses, or

        (c) experiences a Change in Control.

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                                       6

Payments on Non-Business Days

3.4 Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

Method and Place of Payment, etc.

3.5 All payments by the Borrower under this Agreement (unless otherwise specified herein) shall be made to the Lender at the Lender's Bank to such account as may be specified by Lender, or as may be otherwise directed by the Lender not later than 10:00 a.m. (Vancouver, Canada time) for value on the date when due, and shall be made in immediately available funds.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Borrower

4.1       The Borrower represents and warrants to the Lender that:

(a) the Borrower is a company duly incorporated under the laws of British Columbia, is validly existing, has made all filings required under applicable legislation, is duly registered in all jurisdictions in which it carries on business,

(b) the U.S. subsidiary of the Borrower, DynaMotive Corporation, owns no assets, the assets of the U.K. subsidiary of the Borrower, DynaMotive Europe Limited, consist only of office furniture, and the only jurisdictions in which the Borrower owns any property is British Columbia;

(c) the Borrower has all requisite corporate power and authority to enter into and perform its obligations under this Agreement;

(d) the execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Borrower;

(e) to the best of its knowledge, the execution, delivery, and performance by the Borrower of this Agreement and each of the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, provincial, or local law or regulation applicable to the Borrower, the charter documents of the Borrower, or any order, judgment, or decree of any governmental body binding on the Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrower, (iii) other than the lien on its assets created by the general security agreement at Schedule B, result in or require the creation or imposition of any lien of any nature whatsoever upon any properties or assets of the Borrower, (iv) require the approval of the shareholders of the Borrower, or (v) require any approval or consent of any person under any material contract of the Borrower or any governmental body under any law, rule or regulation;

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(f) other than the  filing of  financing  statements  necessary  to perfect  the security interest granted by the Borrower under the general security agreement, the execution, delivery, and performance by the Borrower of this Agreement and the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental body or other person;

(g) this Agreement, together with the agreements attached hereto, constitute valid and legal binding obligations of the Borrower, enforceable against it in accordance with their terms, subject to the following qualifications:

        (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

        (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization reconstruction and other similar laws generally affecting the enforceability of creditors' rights;

(h) the  indebtedness  of the Borrower to the  creditors  set out at Schedule C,
which  amount  is  equal  to  an  aggregate of CDN  $3,632.91,   represents  all
outstanding secured indebtedness of the Borrower as of the date hereof,

(i) to the best of its knowledge, the lien on the assets of the Borrower created under the general security agreement in favour of Lender is a validly created and first priority lien, subject only to the liens disclosed in Schedule C hereto;

(j) to the best of its knowledge, there are no actions, suits, or proceedings pending or, threatened against the Borrower, except for matters that are fully covered by insurance (subject to customary deductibles);

(k) the Borrower has delivered to Lender all available financial information concerning the financial condition and results of operations of the Borrower on a consolidated basis for the year ended December 31, 2002 and for the period from January 1, 2003 to March 31, 2003, and there has been no material adverse change in the financial condition or results of operations of the Borrower on a consolidated basis since the date of such financial statements; and

(l) the Borrower has disclosed to Lender all material financial and other information relating to the Borrower that, to the best of its knowledge, a reasonably prudent investor would deem material in making a loan to the Borrower.

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                                       8

                                   ARTICLE 5

                                   COVENANTS

Positive Covenants

5.1 The Borrower covenants and agrees to, with and in favour of the Lender that it shall:

(a) within two Business Days of the First Advance, pay the outstanding amounts, which are equal to an aggregate of CDN$3,632.91, under indebtedness of the Borrower to the creditors set out at Schedule C, and make commercially reasonable efforts to obtain discharges of the security interests disclosed in Schedule C within 30 days following the First Advance;

(b) within two Business Days of the First Advance, file the financing statements required pursuant to the British Columbia Personal Property Security Act to perfect the security interest created by the general security agreement given pursuant to ss.2.7 and, within 30 days of such filing, deliver to the Lender evidence of such filing;

(c) with respect to the Borrower, preserve and maintain its corporate existence, licenses, rights, franchises and privileges in the jurisdiction of its incorporation, amalgamation or continuation, as the case may be, and all authorizations, consents, approvals, orders, licenses, exemptions from or registrations or qualifications with any court or governmental authority, commission, board, bureau, agency or instrumentality that are necessary or materially valuable in the operation of the business of the Borrower;

(d) duly and punctually pay to the Lender the principal amount of the Advance, interest thereon, and all other amounts from time to time payable hereunder on the dates, at the places and in the manner set forth herein and duly observe and perform each and every covenant and agreement contained herein and on the part of the Borrower to be observed and performed;

(e) deliver to Lender, as soon as available, but in any event within 60 days after the date of the First Advance, audited financial statements of the Borrower on a consolidated basis for the year ended December 31, 2002, and unaudited financial statements of the Borrower on a consolidated basis for the quarter ended March 31, 2003;

(f) deliver to Lender, as soon as available, but in any event within 60 days after the end of each fiscal quarter after the First Advance, financial statements of the Borrower on a consolidated basis prepared by management of the Borrower in accordance with GAAP;

(g) as soon as available, but in any event within 180 days after the end of the Borrower's fiscal year ending December 31, 2003, audited financial statements of the Borrower on a consolidated basis prepared in accordance with GAAP; 552173.6

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                                       9

(h) within 60 days following the First Advance, file all reports required to be filed by the Borrower with the Securities and Exchange Commission for all prior periods for which such reports are delinquent; and

(i) until full and final payment of the outstanding balance of the Credit Amount and interest, the Borrower will not do any of the following:

        (i) create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any indebtedness, except payables in the ordinary course of business;

        (ii) create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom;

        (iii) enter into any merger, consolidation, reorganization, or recapitalization;

        (iv) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

        (v) convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        (vi) loan money to any third person or guarantee or otherwise become in any way liable with respect to the obligations of any third person.

                                   ARTICLE 6

                               EVENTS OF DEFAULT

Events of Default

6.1    Each of the following events constitutes an "Event of Default" under this
Agreement:

(a) if the warrants to be issued to the Lender pursuant to ss.2.8 have not been issued by July 30, 2003, provided that the Lender has made the First Advance;

(b) if the discharges of the security interests disclosed in Schedule C have not been obtained within 90 days of the First Advance;

(c) if the Borrower defaults in the payment when due of principal of the Advance;

(d) if the Borrower defaults in observing or performing any other covenant, agreement or condition of this Agreement on its part to be observed or performed and such default is not remedied within ten Business Days after receipt by the Borrower of written notice of such default;

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                                       10

(e) if any misrepresentation exists now or hereafter in any warranty or representation made to Lender by the Borrower herein;

(f) if any or a material portion of the Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any trustee, receiver, controller, custodian, assignee for the benefit of creditor;

(g) if a notice of lien, levy, or assessment is filed with respect to any of the Borrower's assets by any governmental body or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of the Borrower's assets and the same is not paid before such payment is delinquent; and

(h) if an order is made or a resolution is passed or a petition is filed for the liquidation, dissolution or winding-up of the Borrower or if the Borrower makes a voluntary assignment or proposal in bankruptcy.

Remedies Upon Event of Default

6.2      Upon the occurrence and during the continuance of any Event of Default,

(a) the Lender may declare the Credit to be terminated forthwith and demand payment of the Advance whereupon the same shall be due and payable immediately without protest, presentment, demand or further notice of any kind, all of which are expressly waived by the Borrower, and the Lender, without notice to or demand upon the Borrower, which are expressly waived by the Borrower, may proceed to protect, exercise and enforce its rights and remedies under this Agreement, the general security agreement, and such other rights and remedies as are provided by law or by equity or by statute, and

(b) the aggregate amount outstanding under the Credit shall bear interest at the Default Interest Rate on the daily unpaid amount of the Advance.

                                   ARTICLE 7

                                    GENERAL

Authority of the Lender Representative

7.1 All of the persons identified herein as the Lender hereby appoint the Lender Representative as their sole representative for the purposes of taking all actions and delivering all notices provided for under this Agreement. Any actions required or allowed by the Lender may be made by the Lender Representative on behalf of all of the Lenders, any obligations of the Borrower with respect to the Lender may be fulfilled by completing such action with the Lender Representative, and the Borrower may rely on and assume that the Lender Representative has the exclusive authority to act for and represent all of the Lenders. The Lender Representative shall forward any payments made to it by the Borrower to each Lender in the proportion that such Lender has invested in the Credit. The Lender Representative shall have no liability to any

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                                       11

Lender or the Borrower for any action or inaction of the Lender Representative with respect to this Agreement, except to the extent that such action or inaction constitutes negligence or wilful misconduct.

No Waiver

7.2 No indulgence or forbearance by the Lender hereunder shall be deemed to constitute a waiver of its rights to insist on performance in full and in a timely manner of all covenants of the Borrower hereunder and any such waiver, in order to be binding upon the Lender, must be express and in writing and signed by the Lender, and then such waiver shall be effective only in the specific instance and for the purpose for which it is given. Waiver of any term, condition or covenant shall not be deemed to be a waiver by the Lender of its right to require full and timely compliance with the same term, condition or covenant thereafter, or with any other term, covenant or condition of this Agreement at any time. No single or partial exercise of any right, power or privilege of the Lender under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. Nor shall the acceptance by the Lender of any security or the acceptance by the Lender of any payment of or on account of the Credit after a default or of any payment on account of any partial default be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby. The Lender may exercise any and all rights, powers, remedies and recourses available to it under this Agreement, or any other remedy available to it, concurrently or individually without the necessity of an election.

Governing Law

7.3 This Agreement shall be deemed to be made pursuant to the laws of the province of British Columbia and the law of Canada applicable therein, and without regard to principles of conflict of laws.

Attornment to Jurisdiction

7.4 The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of British Columbia in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that all such actions and proceedings may be heard and determined in any of such courts, and irrevocably waive, to the fullest extent possible, the defence of inconvenient forum. The Borrower agrees that a judgment or order in any such action or proceeding may be enforced in any other jurisdiction in any manner provided by law.

Notice

7.5 A notice required or permitted to be given pursuant to this Agreement may only be given by delivery or by facsimile transmission to the address of such party set out below or at such other address as that party may designate by notice under this Agreement:

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                                       12

(a) if to the Borrower:

                DynaMotive Energy Systems Corporation
                Angus Corporate Centre
                105 - 1700 West 75th Ave
                Vancouver, British Columbia
                V6P 6G2

                Attention: Laura Santos
                Facsimile: (604) 267-6005

(b)  if to the Lender:

                Memorial Gift Trust
                C/o Randy Sugarman
                9229 Sunset Boulevard, Suite 505
                Los Angeles, California 90069

                Attention: Randy Sugarman
                Facsimile: (310) 276) 8745

with a copy to:

                James Acheson
                134 North Van Wess Avenue
                Los Angeles, California
                90004

Any notice aforesaid shall, if actually delivered be deemed to have been given and made at the time of delivery and if sent by facsimile transmission be deemed to have been given or made on the day on which it was sent.

Severability

7.6 Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding any provision to the contrary in this Agreement, in the event that any rate of interest provided for in this Agreement is found by a court to exceed the maximum rate allowed by applicable law, this Agreement shall be modified to provide for a reduction in the rate of interest previously charged, with any excess interest being applied to principal, and any payments in excess of principal being returned to the Borrower.

Assigns

7.7 This Agreement shall not be assigned by the Borrower but may be assigned, in whole or in part, by the Lender and on such terms as Lender may require. This Agreement shall

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                                      13

enure to the benefit of and be binding upon the parties hereto and shall be binding upon and enure to the benefit of their respective heirs, executors, successors and permitted assigns

Entire Agreement

7.8 There are no understandings, inducements, re=presentations, warranties, collateral agreements or conditions affecting or supported by this Agreement other than as expressed in or contemplated by this Agreement.

Modification in Writing

7.9 This Agreement may be amend o modified only by a written instrument signed by each of the parties hereto.

Time of Essence

7.10     Time shall be of the essence of this Agreement.

Counterparts

7.11 This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document, and all counterparts will be, construed together and constitute one and the same instrument.

Attorneys fees

7.12 The prevailing party in any action arising out of or in connection with this Agreement shall be entitled to recover from the losing party the costs of such action as permitted or determined by the Court, including attorneys' and experts fees, costs and other reasonable expenses incurred by the prevailing party.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the day and year first above written.

MEMORIAL GIFT TRUST


Per:/s/ Sid Marshall
--------------------                Date: 06/03/03
Authorized Signatory



Signed, sealed and delivered by JAMES ACHESON in the presence of:

By:/s/ JoAnne Acheson                   By:/s/ James Acheson
----------------------                  --------------------
Witness (Signature)                     JAMES ACHESON

By: JoAnne Acheson
----------------------
Name (please print)

----------------------
Address

----------------------
Occupation


DYNAMOTIVE  ENERGY SYSTEMS  CORPORATION,
----------------------------------------
Per: Andrew Kingston

                            SECURED PROMISSORY NOTE

US$250,000                                                         June 5, 2003

FOR VALUE RECEIVED, DYNAMOTIVE ENERGY SYSTEMS CORPORATION (the "Maker") promises to pay to MEMORIAL GIFT TRUST and JAMES ACHESON (collectively, the "Holder"), at the location specified in the loan agreement dated as of June 3, 2003 between the Maker and the Holder (the "Loan Agreement"), the principal sum of TWO HUNDRED AND FIFTY THOUSAND UNITED STATES DOLLARS (US$250,000), with interest as set out in the Loan Agreement on June 5, 2O04 (or such other date as may be determined in accordance with the Loan Agreement).

This Secured Promissory Note is secured by a. General Security Agreement as set out in the Loan Agreement.

This Secured Promissory Note is governed governed by and shall be construed in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.

This Secured Promissory Note shall be binding upon the Maker and its successors and assigns and shall enure to the benefit of the Holder and its successors and assigns.

DYNAMOTIVE  ENERGY SYSTEMS  CORPORATION

Per:/s/
--------------------
Authorized Signatory

Per:/s/
--------------------
Authorized Signatory

SCHEDULE B


                           GENERAL SECURITY AGREEMENT
                                   (General)

THIS AGREEMENT is dated effective the 4th day of June, 2003.

AMONG:

        DYNAMOTIVE ENERGY SYSTEMS CORPORATION, a limited liability company under the laws of the province of British Columbia having as its records office, 1500-1055 West Georgia Street, Vancouver, B.C., V6E 4N7

        (the "Debtor")

AND:

        MEMORIAL GIFT TRUST, a trust established pursuant to the laws of California and having as its trustee Sid Marshall of 9229 Sunset Blvd.,
         S-505, Los Angeles, CA 90069,

        ("Memorial")

AND:

        JAMES ACHESON an individual residing at 134 North Van Ness Avenue, Los Angeles, California 90004,

        (collectively, Memorial and James Acheson, the "Secured Party")

1.     Consideration

1.1 For valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the Debtor enters into this security agreement with the Secured Party.

2.       Obligations

2.1 The Security Interest (as hereinafter defined) is granted to the Secured Party by the Debtor as continuing security for the payment of all present and future indebtedness and liabilities of the Debtor to the Secured Party, including interest thereon, and for the payment and performance of all other present and future obligations of the Debtor to the Secured Party, whether direct or indirect, contingent or absolute, matured or not, and whether the Debtor is bound alone or with another or others, including obligations under this Agreement and the obligations of the Debtor under any bill of exchange issued, accepted or endorsed by the Debtor of which the Secured Par 552751.2

3.       Creation of Security Interest

3.1 The Debtor hereby grants, mortgages, charges, transfers, assigns and creates to and in favour of the Secured Party as and by way of a continuing, fixed, and specific charge to and in favour of Secured Party, a security interest in all of the Debtor's present and after acquired personal property, and all personal property in which the Debtor has rights, of whatever nature or kind and wherever situate, including, without limitation, all of the following now owned or in future owned or acquired by or on behalf of the Debtor:

3.2

(a) Equipment: all present and after-acquired equipment of the Debtor, including all machinery, fixtures, plant, tools, furniture, vehicles of any kind or description, all spare parts, accessories installed in or affixed or attached to any of the foregoing, and all drawings, specifications, plans and manuals relating thereto (the "Equipment"),

(b) Inventory: all present and after-acquired inventory of the Debtor, including all raw materials, materials used or consumed in the business or profession of the Debtor, work-in-progress, finished goods, goods used for packing, materials used in the business of the Debtor not intended for sale, and goods acquired or held for sale or lease, or that have been leased by the Debtor as lessor or furnished or to be furnished under contracts of rental or service (the "Inventory"),

(c) Accounts: all present and after-acquired debts, demands and amounts due or accruing due to the Debtor whether or not earned by performance, including its book debts, accounts receivable, and claims under policies of insurance; and all contracts, security interests and other rights and benefits in respect thereof (the "Accounts");

(d) Intangibles: all present and after-acquired intangibles of the Debtor, including all contract rights, goodwill, patents, trade marks, copyrights and other intellectual property, licences, and all other choses in action of the Debtor of every kind, whether due at the present time or hereafter to become due or owing (the "Intangibles"),

(e) Documents of Title: all present and after-acquired documents of title of the Debtor, whether negotiable or otherwise including all warehouse receipts and bills of lading (the "Documents of Title"),

(f) Chattel Paper: all present and after-acquired writings in favour of the Debtor as secured party which evidence both a monetary obligation and a security interest in, or a lease of, specific goods or specific goods and accessions (the "Chattel Paper"),

(g) Instruments: all present and after-acquired bills, notes and cheques (as such are defined pursuant to the Bills of Exchange Act (Canada)), all other writings that evidence a right to payment of money and are of a type that in the ordinary course of business are transferred by delivery without any necessary endorsement or assignment and all letters of credit or advices of credit which state thereon that the letter of credit or advice of credit must be surrendered on claiming payment thereunder (the "Instruments"),

(h) Money: all present and after-acquired money whether authorized as a medium of exchange by the Parliament of Canada or authorized or adopted by any foreign government as part of its currency (the "Money"),

(i) Securities: all present and after-acquired securities held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents that are recognized in the jurisdiction in which issued or dealt with as evidencing a share, participation or other interest in property or in an enterprise or that evidence of an obligation of the issuer (the "Securities"),

(j) Documents: all books, accounts, financial statements, invoices, letters, papers, documents and other records in any form (the "Documents"),

(k) Undertaking: as and by way of a floating charge all present and after-acquired personal property, business, and undertaking of the Debtor not being Inventory, Equipment, Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities or Documents (the "Undertaking"), and

(l) Proceeds: all personal property, fixtures and crops in any form derived directly or indirectly from any dealing with Collateral (as hereinafter defined) or proceeds therefrom, including rights to insurance payments and any other payments representing indemnity or compensation for loss of or damage to Collateral or proceeds therefrom (the "Proceeds").

3.3 All present and after-acquired personal property of the Debtor, including Equipment, Inventory, Accounts, Intangibles, Documents of Title, Chattel Paper, Instruments, Money, Securities, Documents, Undertaking and Proceeds are, or any part thereof, collectively referred to in this Agreement as the "Collateral" unless the context otherwise requires.

3.4  The  grants,  mortgages,  charges,  transfers,   assignments  and  security
interests herein created are collectively referred to in this Agreement as the "Security Interest".

3.5 The terms "equipment", "inventory", "accounts", "intangibles", "documents of title" and "securities", as used in this ss.3 have the meanings specified in the Personal Property Security Act (British Columbia) (the "PPSA").

4.       Further Description of Collateral

4.1 Without limiting the generality of the description of Collateral as set out in ss.3, for greater certainty the Collateral includes all present and future personal property of the Debtor located on or about or in transit to or from the real property described in Schedule A hereto. The Debtor agrees to promptly inform the Secured Party in writing of the acquisition by the Debtor of any personal property which is not of the nature or type described herein, and the Debtor agrees to execute and deliver at its own expense from time to time amendments to this Agreement or additional security agreements as may be reasonably required by the Secured Party in order that the Security Interest shall attach to all of the personal property of the Debtor.

5.       Attachment

5.1      The Debtor acknowledges that:

        (a)      value has been given,

        (b) the Debtor has rights in the Collateral (other than after-acquired property), and

        (c) the parties have not agreed to postpone the time for attachment of the Security Interest.

6.       Dealings with Collateral

6.1 Until the occurrence of an Event of Default (hereinafter defined), the Debtor may sell or lease the Inventory and, subject to ss.7, collect the Accounts in the ordinary course of its business; except that all Accounts so collected shall be deposited into an account in British Columbia maintained by the Debtor with a deposit-taking institution approved by the Secured Party and shall be held by the Debtor as agent and in trust for the Secured Party and paid to the Secured Party immediately upon request.

7.       Notification to Account Debtors Before Demand

7.1 The Secured Party may, before as well as after the occurrence of an Event of Default,

         Notify Debtors

(a) notify any person obligated to the Debtor in respect of an Account, Intangible, Chattel Paper or Instrument to make payment to the Secured Party of all such present and future amounts due or to become due under any Account, Intangible, Chattel Paper or Instrument;

         Control of Proceeds

(b)      take control of the Proceeds; and

         Apply Money

(c) apply any money taken as Collateral to the satisfaction of the Obligations.

8. Exceptions

8.1 The last day of the term of any lease, sublease or agreement therefor is specifically excepted from the Security Interest, but the Debtor agrees to stand possessed of such last day in trust to assign and dispose of as the Secured Party shall direct.

8.2 All Consumer Goods (as defined in the PPSA) are excepted from the Security Interest.

9.                Representations of Debtor

9.1            The Debtor represents and warrants that:

(a) this Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Agreement and the performance of the obligations of the Debtor hereunder legal, valid and binding; and

(b) the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only security interests, if any, consented to in writing by the Secured Party or shown in Schedule B hereto, and the Debtor has good right and lawful authority to grant the Security Interest.

10.  Covenants of Debtor

10.1 The Debtor  covenants and agrees:

Disposition of Collateral

(a) not to sell, exchange, transfer, assign, lease or otherwise dispose of or deal in any way with Collateral or release, surrender or abandon possession of Collateral or move or transfer Collateral from British Columbia, or enter into any agreement or undertaking to do any of the foregoing except as may be permitted in this Agreement;

Other Security Interests

(b) not to create or permit to exist any encumbrance or security interest in, charge, encumbrance or lien over, or claim against any of its property, assets or undertaking which ranks or could rank in priority to or pari passu with the Security Interest;

Defend Title

(c) to defend the title to the Collateral for the benefit of the Secured Party against all claims and demands;

Repair

(d)      to keep the Collateral in good order and repair;

Insurance

(e)      to obtain from insurers acceptable to the Secured Party and maintain:

(i)      public liability insurance;

(ii) all risks property insurance in respect of the Collateral on a replacement cost basis;

(iii)    business interruption insurance; and

(iv) insurance in respect of such other risks as the Secured Party may reasonably require from time to time,

all of which policies of insurance shall be in such amounts as may be reasonably required by the Secured Party and shall include a standard mortgage clause approved by the Insurance Bureau of Canada, and the Debtor agrees to cause the interest of the Secured Party to be noted as a loss payee as its interest may appear on such policies of insurance (except public liability insurance), and to furnish the Secured Party with certificates of insurance and certified copies of such policies;

Taxes and Charges

(f) to promptly pay all taxes, assessments, rates, levies, payroll deductions, workers' compensation assessments, and any other charges which could result in the creation of a statutory lien or deemed trust in respect of the Collateral;

Further Assurances

(g) to do, make, execute and deliver such further and other assignments, transfers, deeds, security agreements and other documents as may be required by the Secured Party to establish, maintain and keep maintained in favour of the Secured Party and perfect the Security Interest intended to be created hereby and to accomplish the intention of this Agreement; and

Payment of Expenses

(h) to pay all expenses, including solicitors' fees and disbursements (on a solicitor and own client basis) and receivers' fees and disbursements, incurred by the Secured Party or its agents (including any Receiver, as hereinafter defined) in connection with inspecting the Collateral, investigating title to the Collateral, the preparation, perfection, preservation, and enforcement of this Agreement, including taking, recovering and keeping possession of the Collateral and all expenses incurred by the Secured Party or such agents in dealing with other creditors of the Debtor in connection with the establishment and confirmation of the priority of the Security Interest; all of which expenses shall be payable forthwith upon demand with interest at 24% per annum calculated monthly, not in advance, (the "Interest Rate") and shall form part of the Obligations. "Prime" means the annual rate of interest announced from time to time by the Secured Party as a reference rate then in effect for determining interest rates on Canadian dollar loans in Canada.

(i) permit the Secured Party and its representatives, at all reasonable times, access to all its property and to all its books of account and records for the purpose of inspection, and render all assistance necessary for such inspection; and

(j) deliver to the Secured Party from time to time promptly upon request:

(i) all financial statements prepared by or for the Debtor regarding the Debtor's business; and

(ii) any information concerning the Collateral the Debtor, to protect its interest in the Collateral, may reasonably require.

11.  Events of Default

11.1 The following shall be events of default (the "Events of Default") under this Agreement:

(a) if the Debtor fails to satisfy or perform any of the Obligations when due and such default is not remedied within ten business days after receipt by the Debtor of written notice of such default;

(b) if any representation or warranty made by or on behalf of the Debtor to the Secured Party is or becomes incorrect or untrue, or the Debtor breaches or fails to comply with any term of this Agreement, or any other agreement or undertaking now or hereafter given by the Debtor to the Secured Party;

(c) if the Debtor becomes bankrupt or makes a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation in any jurisdiction, a petition in bankruptcy is filed against the Debtor, the Debtor makes an assignment for the benefit of creditors, a trustee, receiver, receiver-manager or similar procedure is appointed in respect of the Debtor or any of its assets, proceedings under the Companies' Creditors Arrangement Act (Canada) are commenced with respect to the Debtor, or steps are taken by or against the Debtor for the dissolution, liquidation, or winding-up of the affairs of the Debtor;

(d) if the Debtor ceases or threatens to cease to carry on its business or any material part thereof as presently carried on, or makes or agrees to make a bulk sale of its assets;

(e) if an execution or any similar process of any court becomes enforceable against the Debtor, or a distress or any similar process is levied upon any property of the Debtor;

(f) if any encumbrance affecting the Collateral becomes enforceable;

(g) if the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of the Obligations is or is about to be impaired or that the Collateral is in jeopardy or is about to be placed in jeopardy and the Secured Party has given notice of same to the Debtor and the Debtor fails to remedy the situation within the time period provided in such notice; and

(h) if the Debtor is a corporation, there is, in the opinion of the Secured Party, a change in control of the Debtor, or if the Debtor is a partnership, there is a dissolution of the partnership.

12.      Enforcement and Remedies

12.1 Upon the occurrence of one or more Events of Default, the Debtor shall be in default under this Agreement, the Obligations shall, at the option of the Secured Party, be immediately due and payable, the Security Interest shall become enforceable and the floating charge hereof shall crystallize at the option of the Secured Party. Upon the Security Interest becoming enforceable, the Secured Party shall have the following remedies in addition to any other remedies available under the PPSA or otherwise at law or in equity or contained in any other agreement between the Debtor and the Secured Party, all of which remedies shall be independent and cumulative:

(a)      entry of any premises where Collateral may be located;

(b)      possession of Collateral by any method permitted by law;

(c) the sale or lease of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained, and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale, lease, or other disposition is on credit, the Debtor shall not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

(d) the collection of any rents, income, and profits received in connection with the business of the Debtor or the Collateral;

(e) the collection, realization, sale or other dealing with any Accounts of the Debtor;

(f) the appointment by instrument in writing of a receiver, or a receiver-manager (each of which is herein called a "Receiver") of the Collateral

(g) the exercise by the Secured Party of any of the powers set out in ss. 13, without the appointment of a Receiver;

(h) proceedings in any court of competent jurisdiction for the appointment of a Receiver or for the sale of the Collateral; and

(i) the filing of proofs of claim and other documents in order to have the claims of the Secured Party lodged in any bankruptcy, winding-up, or other judicial proceeding relating to the Debtor.

13.      Powers of Receiver

13.1 Any Receiver appointed by the Secured Party may be any person licensed as a trustee under the Bankruptcy and Insolvency Act (Canada), and the Secured Party may remove any Receiver so appointed and appoint another or others instead. Any Receiver appointed shall act as agent for the Secured Party for the purposes of taking possession of the Collateral, and (except as provided below) as agent for the Debtor for all other purposes, including the occupation of any premises of the Debtor and in carrying on the Debtor's business. For the purposes of realizing upon the Security Interest, the Receiver may sell, lease, or otherwise dispose of Collateral as agent for the Debtor or as agent for the Secured Party as it may determine in its discretion. The Debtor agrees to ratify and confirm all actions of the Receiver acting as agent for the Debtor, and to release and indemnify the Receiver in respect of all such actions. Any Receiver so appointed shall have the power:

(a) to enter upon, use, and occupy all premises owned or occupied by the Debtor;

(b)      to take possession of the Collateral;

(c)      to carry on the business of the Debtor;

(d) to borrow money required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business of the Debtor, and in the discretion of such Receiver, to charge and grant further security interests in the Collateral in priority to the Security Interest, as security for the money so borrowed;

(e) to sell, lease, or otherwise dispose of the Collateral in whole or in part and for cash or credit, or part cash and part credit on such terms and conditions and in such manner as the Receiver shall determine in its discretion;

(f) to demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and to give valid and effectual receipts and discharges therefor and to compromise or give time for the payment or performance of all or any part of the Accounts or any other obligation of any third party to the Debtor; and

(g) to exercise any rights or remedies which could have been exercised by the Secured Party against the Debtor or the Collateral.

14.      Performance of Obligations

14.1 If the Debtor fails to perform any of its obligations hereunder, the Secured Party may, but shall not be obliged to, perform any or all of such obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor/client basis) incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith upon demand with interest at the Interest Rate.

14.2 The Debtor agrees that the Secured Party may exercise its rights and remedies under this Agreement immediately upon default, except as may be otherwise provided in the Act, and the Debtor expressly confirms that, except as may be otherwise provided in this Agreement or in the Act, the Secured Party has not given any covenant, express or implied, and is under no obligation to allow the Debtor any period of time to remedy any default before the Secured Party exercises its rights and remedies under this Agreement.

14.3 22.1 The Debtor irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse, or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances, or consents that the Debtor is obliged to sign, endorse, or execute, and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, under this Agreement.

15.      Failure to Exercise Remedies

15.1 The Secured Party shall not be liable for any delay or failure to enforce any remedies available to it or to institute any proceedings for such purposes. The Secured Party may waive any Event of Default, provided that no such waiver shall be binding upon the Secured Party unless in writing nor shall it affect the rights of the Secured Party in connection with any other or subsequent Event of Default.

16.      Application of Payments

16.1 All payments made in respect of the Obligations and all monies received by the Secured Party or any Receiver appointed by the Secured Party in respect of the enforcement of the Security Interest (including the receipt of any Money) may be held as security for the Obligations or applied in such manner as may be determined in the discretion of the Secured Party and the Secured Party may at any time apply or change any such appropriation of such payments or monies to such part or parts of the Obligations as the Secured Party may determine in its discretion. The Debtor shall remain liable to the Secured Party for any deficiency and any surplus funds realized after the satisfaction of all Obligations shall be paid in accordance with applicable law.

17. Dealings by Secured Party

17.1 The Secured Party may grant extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and discharges, and otherwise deal with the Collateral, the Debtor, debtors of the Debtor, sureties of the Debtor, and others as the Secured Party may see fit, without prejudice to the Obligations and the rights of the Secured Party to hold and realize upon the Security Interest. The Secured Party has no obligation to keep Collateral identifiable, or to preserve rights against other persons in respect of any Collateral. The Secured Party shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfilment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as provided in this Agreement, nor shall the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party shall not be bound to do, observe, or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor, nor shall the Secured Party, in the case of Securities, Instruments, or Chattel Paper, be obliged to preserve rights against other persons, nor shall the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than as contained in this paragraph.

18.      Amalgamation by Debtor

18.1 The Debtor covenants that it shall not amalgamate with any other company or entity without first obtaining the written consent of the Secured Party. The Debtor hereby acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties hereto that the term Debtor, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the Security Interest granted hereby:

(a) shall extend to Collateral (as the term is herein defined) owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any Collateral thereafter owned or acquired by the amalgamated corporation;

(b) shall secure the Obligations (as the term is herein defined) of each of the amalgamating corporations and the amalgamated corporation to the Secured Party at the time of amalgamation and any Obligations of the amalgamated corporation to the Secured Party arising after the amalgamation; and

(c) shall attached to Collateral owned by each corporation amalgamating with the Debtor, and by the amalgamated corporation, at the time of amalgamation, and shall attach to any Collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

19.      Notice

19.1 Without prejudice to any other method of giving notice, any notice required or permitted to be given hereunder to any party shall be conclusively deemed to have been received by such party on the date following the sending thereof by prepaid private courier to such party at its address noted on the first page of this Agreement.

20.      Separate Security

20.1 This Agreement and the Security Interest are in addition to and not in substitution for any other security now or hereafter held by the Secured Party in respect of the Debtor, the Obligations or the Collateral.

21.      Secured Party Not Obliged to Advance

21.1 Nothing in this Agreement shall obligate the Secured Party to make any loan or accommodation to the Debtor, or extend the time for payment or satisfaction of any Obligations.

22.      Severability

22.1 If any provision of this Agreement is be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

23.      Time of Essence

23.1     Time is of the essence of this Agreement.

24.      Grammatical Changes

24.1 This Agreement is to be read as if all changes in grammar, number and gender rendered necessary by the context had been made, specifically including a reference to a person as a corporation and vice-versa.

25.      Including

25.1 The word "including", when following any word or words is not to be construed as limiting the preceding word or words but the preceding word or words are to be construed as referring to all items or matters that could fall within the broadest possible interpretation of the preceding word or words.

26.      Agreement Unconditional

26.1 There are no representations, warranties or collateral agreements by the Secured Party to the Debtor relating to the subject-matter hereof and possession of an executed copy of this Agreement by the Secured Party constitutes conclusive evidence that it was executed and delivered by the Debtor free of all conditions.

27.      Governing Law; Attornment

27.1 This Agreement shall be interpreted in accordance with the laws of British Columbia, and, without prejudice to the ability of the Secured Party to enforce this Agreement in any other proper jurisdiction, the Debtor hereby irrevocably submits and attorns to the jurisdiction of the courts of British Columbia.

28.      Successors and Assigns

28.1 This Agreement and the Obligations may be assigned in whole or in part by the Secured Party to any person, firm or corporation without notice to or the consent of the Debtor. This Agreement may not be assigned by the Debtor without the prior written consent of the Secured Party. This Agreement is binding upon the parties hereto, and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns; "successors" includes any corporation resulting from the amalgamation of any corporation with another corporation.

29.      Joint and Several Liability

29.1 If this Agreement has been executed by more than one Debtor, the obligations of the Debtors shall be joint and several.

30.      Copy of Agreement

30.1     The Debtor acknowledges receipt of an executed copy of this Agreement.

31.      Verification Statements; Financing Statements

31.1 The Debtor waives the right to receive any verification statement, financing statement or financing change statement related to this Agreement or related to any other security agreement in respect of the Obligations.

31.2 The Debtor authorizes the Secured Party to file such financing statements. Financing change statements, and other documents, and do such acts, matters, and things as the Secured Party may deem appropriate, to perfect on an ongoing bases and Continue the Security Interest, to protect and reserve the Collateral, and to realize upon the Security Interest.

IN WITNESS WHEREOF, this has been executed, sealed and delivered to, We Debtor this 4th day of June, 2003,


DYNAMOTIVE  ENERGY SYSTEMS  CORPORATION

Per:/s/
---------------------------
Authorized Signatory

                                      14
MEMORIAL GIFT TRUST

Per:/s/ Sid Marshall                  Date: 6/3/03
   ------------------------
   Authorized Signatory

Per
   ------------------------
Authorized Signatory

Signed, sealed and delivered by JAMES
ACHESON in the presence of

---------------------------                ----------------------------
Witness (Signature)                        JAMES ACHESON

---------------------------
Name (please print)

---------------------------
Address

---------------------------
City, Country

---------------------------
Occupation

                                   SCHEDULE A

REAL PROPERTY
I .      3650 Westbrook Mall, Vancouver, B.C. V6S 2L2

2.       105 - 1700 West 75`h Avenue, Vancouver, B.C. V6P 6G2

SCHEDULE B
[attach PPSA search]

SCHEDULE C
[attach PPSA registration]

SCHEDULE D



UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE WARRANTS SHALL NOT TRADE THESE WARRANTS IN CANADA BEFORE THE FIRST ANNIVERSARY OF THE ISSUE DATE.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE LAWS, AND THIS WARRANT MAY NOT BE EXERCISED, NOR MAY ANY INTEREST THEREIN BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS AND LAWS.

                                                     Issue Date: August 31, 2003

                    COMMON SHARE PURCHASE WARRANT SERIES "R"
                          to acquire Common Shares of
                     DYNAMOTIVE ENERGY SYSTEMS CORPORATION
         (incorporated under laws of the Province of British Columbia)
                            105 - 1700 W 75th Avenue
                                 Vancouver, BC
                                    V6P 6G2

THE RIGHT TO PURCHASE COMMON SHARES UNDER THIS WARRANT EXPIRES AT 4:30 P.M. (VANCOUVER TIME) ON THE FIFTH ANNIVERSARY OF THE ISSUE DATE (THE "EXPIRY DATE").

ANY SHARES ACQUIRED BY EXERCISE PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUE DATE WILL BE SUBJECT TO RESALE RESTRICTIONS IN CANADA UNTIL THAT DATE AND WILL BEAR A LEGEND TO THIS EFFECT.

Warrant Certificate        CERTIFICATE FOR 2,000,000 Warrants, each Warrant
No. I                      entitling the holder thereof to acquire one Common
                           Share

THIS IS TO CERTIFY THAT,

                               Memorial Gift Trust
                          9229 Sunset Blvd., Suite 505
                             Los Angeles, CA 90069

(the "Holder") is the registered holder of the number of common share purchase warrants (the "Warrants") of DYNAMOTIVE ENERGY SYSTEMS CORP. (the "Company") set forth above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein, to purchase that number of Common Shares at any time prior to 4:30 p.m. (Vancouver time) on the Expiry Date at a price of US$0.20 per Common Share or on a cash-less basis upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part and from time to time (but not for any fractional Common Share) by surrendering this Warrant and the attached Warrant Exercise Form, duly executed, to the offices of the Company with (i) cash or a bank draft, certified cheque or money order payable to "DYNAMOTIVE ENERGY SYSTEMS CORP." for US$0.20 per Common Share to be acquired; or (ii) with notice of cash-less exercise completed..

Notwithstanding the foregoing, the Warrants may not be transferred into or within the United States or to or for the account or benefit of any person within the United States or to any "U.S. Person" within the meaning of Regulation S under the U.S. Securities Act without evidence satisfactory to the Company of compliance with U.S. securities laws.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS REFERRED TO IN THIS WARRANT:

I. As used herein, the term "Common Shares" shall mean and include the Company's presently authorized common shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the Holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

2. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Warrant exercise price shall be proportionately decreased and the number of subdivided Common Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Warrant purchase price shall be proportionately increased and the number of combined Common Shares entitled to be purchased hereunder shall be adjusted accordingly.

3. If any capital reorganization, reclassification or consolidation of the capital stock of the Company, or the merger or amalgamation of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, consolidation, merger or amalgamation, adequate provision shall be made whereby the Holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Common Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or amalgamation taken place immediately after such exercise. The Company shall not effect any merger or amalgamation unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger or amalgamation shall assume by written instrument executed and mailed or delivered to the Holder of this Warrant the obligation to deliver to such Holder such Common Shares of stock or securities in accordance with the foregoing provisions.

4.       In case at any time:

(a) the Company shall pay any dividend payable in stock upon its common shares or make any distribution to the Holders of its Common Shares;

(b) the Company shall offer for subscription pro rata to the Holders of its Common Shares any additional shares of stock of any class or other rights;

(c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder of this Warrant, at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up and in the case of any such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the Holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger or amalgamation, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid, addressed to the Holder of this Warrant at the address of such Holder, as shown on the books of the Company.

5. This Warrant in and of itself shall not entitle the Holder hereof to any rights as a shareholder of the Company, including without limitation, voting rights.

6. This Warrant and all rights hereunder are transferable in Canada from and after the first anniversary of the Issue Date. The Company may require as a condition to any consent to transfer this Warrant made thereafter an opinion of counsel in the jurisdiction of residence of the transferee and/or transferor that the proposed transfer is in compliance with the applicable securities laws.

7. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the offices of the Company, for new Warrants of like tenor representing in aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such Holder hereof at the time of such surrender.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the exercise form at their respective addresses specified therein or, if so specified in the exercise form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the Holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased.

IN WITNESS WHEREOF DYNAMOTIVE ENERGY SYSTEMS CORP. has caused this Warrant Certificate to be duly signed and it shall bear the Issue Date, notwithstanding its ' later date of actual issue or reissue of a certificate for a lesser number of Warrants.


DYNAMOTIVE ENERGY SYSTEMS CORP.


By:/s/
-------------------------------
Authorized Signatory

                             WARRANT EXERCISE FORM


To:     DYNAMOTIVE ENERGY SYSTEMS CORPORATION
        105 - 1700 W 75th Avenue
        Vancouver, BC
        V6P 6G2

1    The  undersigned Holder of the within Warrant Certificate hereby subscribes
for         common shares ("Common  Shares") of DYNAMOTIVE  ENERGY SYSTEMS CORP.
(or such number of Common Shares or other securities or property to which such subscription entitles him in lieu thereof or in addition thereto under the provisions of the Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and encloses herewith cash or a bank draft, certified cheque or money order payable at par to or to the order of DYNAMOTIVE ENERGY SYSTEMS CORP. in payment therefor at the rate of US$0.20 per Common Share.

2. The undersigned is aware that any shares acquired by exercise of the Warrant before the First Anniversary of the Issue Date will bear the following legends:

"Unless permitted under securities legislation, the holder of the securities shall not trade the securities in Canada before the First Anniversary of the Issue Date.

3.If the undersigned is a U.S. person, he is aware that the certificate issuable hereunder will bear the following legend:

"The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as Amended (the "U.S. Securities Act"). The holder hereof, by purchasing such securities, agrees for the benefit of the Issuer that such securities may be offered, sold, pledged or otherwise transferred only (a) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (b) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable State securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable State laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Company an opinion of counsel."

4.       Cash-less Exercise:

The holder hereby elects cash less exercise for the maximum number or (indicate percentage).

The holder may exercise this warrant without further cash payment for a number of Common Shares calculated as:

[(A-B)x C]-A

2
where   A = Market Value of Company's Common Shares
        B = US$0.20
        C = Number of unexercised warrants remaining on this certificate

Market Value of Company's Common Shares shall be the five day weighted average closing trade price of the Company's shares on the OTC bulletin board or other exchange on the day prior to the date of the exercise notice, provided that at least one trade occurred during that five day period. If no trades have occurred during the five day period on the day prior to the date of the exercise notice, Market Value shall be the five day weighted average closing trade price of the Company's shares on the OTC bulletin board or other exchange ending on the day that the last trade on the OTC bulletin board occurred prior to the date of the exercise notice. If at the time of exercise, the Company's Common Shares are not traded on the OTC bulletin board or other exchange, then the Market Value shall be the value of the Company's Common Shares used in any bona fide sale transaction in the Company's Common Shares between two unrelated third parties. Unless marked to the contrary, this Warrant will be exercised for the maximum number of Common Shares.

5. The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

                                                                Number(s) of
Names(s) in Full          Address(es) (Include  Postal  Code)   Common  Shares
----------------          ----------------------------------    ---------------
----------------          ----------------------------------    ---------------

(Please print full name in which share certificates are to be issued. If any shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Trustee all exigible transfer taxes or other government charges.)

DATED this              day of
          --------------      ---------------, -----------
(If Common Shares are being
registered to other than the
registered warrantholder a
signature guarantee is required.)


-----------------------                 ------------------------
Signature Guaranteed By:                Signature of Subscriber*


                                        ------------------------
                                        Name of Subscriber


                                        ------------------------
                                        Address of Subscriber
                                        (Include Postal Code)

* This signature must correspond exactly with the name appearing on the first page.

Please check box if the share certificates are to be delivered (at subscriber's expense) failing which the certificates will be mailed.


SCHEDULE E


                         REGISTRATION RIGHTS AGREEMENT


This Registration Rights Agreement (this "Agreement") is entered into as of June 3, 2003 by and among Dynamotive Energy systems Corporation., a Canadian corporation (the "Company"), Memorial Gift Trust ("MGT") u/t/a dated December 6, 1995, and James Acheson ("Acheson" and, collectively with MGT, the "Lender"). MGT, Acheson, or any of their assignees, are hereinafter referred to as the "Holder".

                                    RECITALS
                                    --------

A. The Company and Lender have entered into that certain loan transaction evidenced by a Loan Agreement, Secured Promissory Note and General Security Agreement, of even date herewith (the "Loan Documents"), pursuant to which the Company is obligated to issue to the Lender warrants (the "Warrants") exercisable for an aggregate 2,500,000 shares of the Company's common shares (the "Warrant Shares"); and

B. The consummation of the transactions contemplated by the Loan Documents is conditioned upon the Company's extension to the Holder of the rights set forth herein.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties hereto agree as follows:

I.       General.
         --------

1.1 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate"  shall have the meaning  set forth in Rule 405 under the  Securities
Act.

"Change in Control" shall mean (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization and the holders of the Company's outstanding capital stock immediately preceding such event own less than fifty percent (50%) of the outstanding capital stock of the surviving corporation, or any transaction or series of related transactions by the Company in which in excess of fifty percent (50%) of the Company's voting power is transferred; or (2) a sale, lease, license or other disposition of all or substantially all of the assets of the Company.

"Holder" means MGT, Acheson and any of their assignees.

"NASD" means the National Associate of Securities Dealers.

"Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or document.

"Registrable Securities" means all Warrants and Warrant Shares (whether issued or issuable under Warrants) now or hereafter held by the Holder.

"Registration Expenses" shall have the meaning set forth in Sections 2.2 hereof.

"Securities Act" shall mean the United States Securities Act of 1933, as amended.

"SEC" means the Securities and Exchange Commission.

2.       Piggyback Registration Rights
         ------------------------------

2.1      Piggyback Registrations.

(a) The Company shall notify the Holder in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act or applicable securities laws of Canada or British Columbia (referred to herein as "Canadian Securities Laws") for purposes of a public offering of securities of the Company in the United States or Canada (including, but not limited to, registration statements in connection with secondary offerings of securities of the Company on behalf of the Company or any other holder of the Company's securities) and will afford the Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by the Holder. If Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it, then Holder shall, within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) If the Registrable Securities that are the subject of the registration statement to be filed pursuant to this Section 2.1 are to be distributed by means of an underwriting, the Holder shall further have the right to participate in the underwriting. If Holder proposes to distribute its Registrable Securities through such underwriting, then it shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the Holder disapproves of the terms of the underwriting, Holder may elect to sell the Holder's Registrable Securities pursuant to such registration statement, but without the benefit of an underwriter or Holder may elect to withdraw therefrom by written notice to the Company. Notwithstanding any other provision of this Agreement, if the underwriter(s) determine in good faith that marketing factors require a limitation of the number of shares to be underwritten at the price and upon the terms approved by or on behalf of the Company, the number of shares that may be included in the underwriting shall be reduced to that number of shares that the underwriters determine in their sole discretion will not jeopardize the offering. In such case, the securities to be included in the registration shall be reduced in the following order: (i) first, any securities that are not Registrable Securities pro rata among the holders of such securities in proportion (as nearly as practicable) to the amount of securities owned by each holder requesting inclusion therein, (ii) second, the Registrable Securities requested to be included therein by the Holder; but in no event shall the amount of Registrable Securities included in the offering be reduced below twenty five percent (25%) of the total amount of securities included in such offering, and (iii) third, the securities the Company proposes to be included therein

2.2 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.1, herein shall be borne by the Company including, without limitation (i) all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD, as may be required by rules and regulations of the NASD (other than fees required in excess of fees which would otherwise pertain in the event that Shareholders is a member of the NASD), fees and expenses of compliance with securities or blue sky laws and Canadian Securities Laws (including fees and disbursements of counsel in connection with blue sky qualifications for the Shares), if any, rating agency fees, printing expenses (including expenses of printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and of printing prospectuses, messenger and delivery expenses, (ii) internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), (iii) fees and expenses of counsel for the Company and its independent certified public accountants; (iv) printing and related costs; and (v) any direct out-of-pocket expenses of Shareholders, including fees and expenses of counsel or accountants for the Shareholders (collectively, the "Registration Expenses") will be borne by the Company. The Holder shall solely be responsible for, any underwriting discounts or commissions attributable to the sale of the Registrable Shares. In the event that following effectiveness of the Registration Statement, it becomes necessary for the Company to prepare and file a supplemental prospectus or amended prospectus in order to maintain the effectiveness of such Registration Statement, the Company shall pay all Registration Expenses associated with the supplemental or amended Prospectus to be distributed in connection with sales of their securities pursuant thereto.

2.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC (or as otherwise required under Canadian Securities Law with respect to any offering in Canada) a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to be declared effective, and, upon the request of the Holder, keep such registration statement effective for up to 180 days.

(b) Prepare and file with the SEC (or as otherwise required under Canadian Securities Law with respect to any offering in Canada) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act and Canadian Securities Law, with respect to the disposition of all securities covered by such registration statement; provided that, nothing herein shall require the Company to keep a registration statement effective for more than 120 days.

(c) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act or Canadian Securities Law, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder shall also enter into and perform its obligations under such an agreement.

(f) Notify the Holder any time when a prospectus relating thereto is required to be delivered under the Securities Act or Canadian Securities Law of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Furnish, at the request of the Holder, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriter(s) and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holder, addressed to the underwriter(s).

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued to the Company are then listed.

2.4 Delay of Registration. The Holder shall not have any right to obtain or seek an injunction resisting or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.5 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers, directors, legal counsel and accountants of the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the United States Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act, any applicable Canadian Securities Law or other U.S., Canadian , provincial or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any Canadian Securities Law, provincial or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act, Canadian Securities Labor any provincial or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse the Holder, partner, officer, director, legal counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by the Holder or any partner, officer, director, underwriter or controlling person of the Holder.

(b) To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its partners, directors, officers, legal counsel and accountants, each person, if any, who controls the Company within the meaning of the Securities Act or the 1934 Act and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter who may become subject under the Securities Act, the 1934 Act, , any applicable Canadian Securities Law or other U.S., Canadian , provincial or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration statement; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, accountant, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.5 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5.

(d) If the indemnification provided for in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The  obligations  of the  Company  and Holder  under this  Section 2.4 shall
survive  the  completion  of  any  offering  of  Registrable   Securities  in  a
registration statement or otherwise.

2.6 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be transferred or assigned by the Holder to a transferee or assignee of Registrable Securities.

2.7 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written mutual consent of the Company and the Holder, either of which may withhold its consent in it sole discretion. By acceptance of any benefits under this Section 2, the Holder hereby agrees to be bound by the provisions hereunder.

2.8 Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder enter into any agreement with any holder or prospective holder of any securities of the Company which would provide registration rights to such holder or prospective holder that are superior to the registration rights granted to the Holder under Section 2.1 of this Agreement, without also providing such superior registration rights to the Holder.

2.9 Termination of Registration Rights. The Holder shall not be entitled to exercise any right provided for in this Section 2 after five (5) years have expired from the date of this Agreement.

3.       Covenants of the Company.
         -------------------------
3.1 Corporate Existence. The Company will maintain its corporate existence and use best efforts to comply with all laws, government regulations, rules and ordinances and judicial orders, judgments and decrees applicable and material to the Company, its business and properties.

3.2      Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) The Company will furnish to Holders as soon as practicable after the end of each fiscal year of the Company, and in any event within 140 days thereafter, a balance sheet of the Company, as of the end of such fiscal year, and statements of income and cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles consistently applied, and audited and certified by independent public accountants selected by the Company's Board of Directors.

(c) The Company will furnish to Holders as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 60 days thereafter, an unaudited balance sheet of the Company as of the end of each such quarterly period, and unaudited statements of income and cash flows of the Company for such period and for the current fiscal year to date (a "Quarterly Report"), all prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.3 Inspection Rights. The Company shall permit Holders, at the Holders' expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Holders.

3.4 Pooling and Escrow Restrictions. In the event that the Company proposes to effect a public offering under Canadian Securities Law, it will use all commercially reasonable efforts to exclude the Holders' Common Shares from pooling and escrow restrictions, or if such restrictions are required as a condition of issuing a receipt for a prospectus or required by the lead underwriters of the Initial Public Offering, then to obtain most favorable treatment for the Investors' Common Shares and to mitigate the adverse effects of any pooling and escrow requirements on each Investor. The Company agrees that commercially reasonable efforts will include, without limitation, selecting escrow treatment (as between the policy statements of the Ontario Securities Commission and the Founder's Stock Policy of The Toronto Stock Exchange) most favorable to the Investors if such a policy choice is available to the Company, and obtaining such exemption orders, decisions, rulings or interpretations of any of the securities regulators or stock exchanges that may reasonably be expected to be granted or given if applied for; provided that nothing herein will be construed as obligating the Company to abandon a Toronto Stock Exchange listing.

3.5 Canadian Public Offering. Subject to all regulatory requirements, the Company will arrange for the listing of any outstanding Warrants and Warrant Shares in the prospectus or other securities disclosure document in respect of any public offering of shares or other securities of the Company under Canadian Securities Law, and the Company will seek approval for the escrow period of any Warrant Shares issued on the exercise of the Warrants to commence on the date of acceptance of the prospectus and not from the date of exercise of the Warrant. In the event of a public listing being completed by merger, amalgamation, reverse takeover of another company or any method other than a public offering, the Company will ensure that the Holders will be left in substantially the same position after such merger, amalgamation, reverse takeover or other method of obtaining a public listing, as if an initial public offering had occurred. The Company further agrees that in the event any of its securities are listed on a Canadian stock exchange, the Company will also list the Warrant Shares for trading on such exchange, at its own expense, and take such further actions as will permit the Holders to trade the Warrant Shares on such exchange.

4.       Representations and Warranties.
         --------------------------------
Company and Holder represent and warrant to one another as follows:

4.1 Holder has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by Holder and constitutes a legal, valid and binding obligation of Holder, enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally.

4.2 No consent, approval, authorization, order, registration or qualification of or with any court or government agency or body having jurisdiction over Holder, is required for the execution, delivery and performance of this Agreement by Holder.

4.3 The execution, delivery and performance of this Agreement by Holder has been approved by all necessary action, corporate or otherwise, and neither the execution, delivery nor performance of this Agreement will conflict with or result in a material breach of or default under any of the terms or provisions of its certificate of incorporation, bylaws, any statute, order, rule or regulation of any court or government agency or body having jurisdiction over Holder or any indenture, mortgage, deed of trust, loan agreement or other material agreement to which Holder is a party.

4.4 Company has full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and this Agreement has been duly authorized, executed and delivered by Company and constitutes a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally.

4.5 No consent, approval, authorization, order, registration or qualification of or with any court or government agency or body having jurisdiction over Company, is required for the execution, delivery and performance of this Agreement by Company.

4.6 The execution, delivery and performance of this Agreement by Company has been approved by all necessary action, corporate or otherwise, and neither the execution, delivery nor performance of this Agreement will conflict with or result in a material breach of or default under any of the terms or provisions of its certificate of incorporation, bylaws, any statute, order, rule or regulation of any court or government agency or body having jurisdiction over Company or any indenture, mortgage, deed of trust, loan agreement or other material agreement to which Company is a party.

5.       Miscellaneous.
         --------------

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of California concerning contracts made and to be whollyperformed in that jurisdiction, without regard to conflicts of law principles. The parties agree to resolve any and all disputes arising under this Agreement in the manner provided in the Loan Documents.

5.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.

5.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by the Company and Holder from time to time. Upon a Change in Control of the Company, the Company shall require any successor-in-interest of the Company to assume the obligations of the Company under this Agreement. Nothing herein shall be construed as making the Warrants or Warrant Shares transferable except pursuant to a valid registration.

5.5   Entire  Agreement.               This Agreement  constitutes  the full and
entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. In the event of a conflict between the terms and conditions of this Agreement and the Loan Documents, the terms and conditions of this Agreement shall prevail insofar as such conflict relates to the subject matter of this Agreement.

5.6 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.8      Amendment and Waiver.
         ---------------------
(a) This Agreement may be amended or modified only upon the written consent of the Company and the Holder.
(b) The obligations of the Company and the rights of the Holder under this Agreement may be waived only with the written consent of the Holder. The obligations of the Holder under this Agreement and rights of the Company under this Agreement may be waived only with the prior written consent of the Company.

(c) Notwithstanding the foregoing, if the Company grants any person registration rights which are more favorable to such person than the rights granted to the Holder pursuant to Section 2 hereof, respectively (the "Superior Registration Rights"), then Section 2, as the case may be, shall be deemed automatically amended, without any further action by the Company or the Holder, such that the rights granted to the Holder in Section 2, as the case may be, shall fully conform with and be equal in all respects to the Superior Registration Rights.

5.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with a nationally recognized overnight courier, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[N WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof

COMPANY                                             HOLDER:
---------------------------------------             ----------------------------
DYNAMOTIVE ENERGY SYSTEMS                           MEMORIAL GIFT TRUST
CORPORATION


By:/s/Andrew Kingston                    By:/s/ Sid Marshall
----------------------------             ------------------------------
Name: Andrew Kingston                    Name: Sid Marshall
Title: President and CEO                 Title: Trustee




Address for Notices:                    Address for Notices:
---------------------                   --------------------------------
Attention:                              c/o Randy Sugarman
---------------------                   9229 Sunset Boulevard, Suite 505
---------------------                   Attention: Randy Sugarman
Telephone                               Telephone: 310 276 0500
Facsimile:                              Facsimile: 310 276-8745

                                        By:/s/ James Acheson
                                        ---------------------------------
                                        JAMES ACHESON



                                        Address for Notices:
                                        ---------------------------------
                                        134 North Van Ness Avenue Los Angeles,
                                        California 90004
                                        Telephone: 323 465-2614
                                        Facsimile: 323 465-2617